I

OPTION TO PURCHASE AGREEMENT

THIS OPTION AGREEMENT made as of the 10th day of November, 1999,

BETWEEN:

WESTRIDGE ENTERPRISES LTD.

a corporation pursuant to the laws of British Columbia,

and

INDO-GOLD DEVELOPMENT LTD

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionors")

OF THE FIRST PART

and

DRC RESOURCES CORPORATION.,

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OFTHE SECOND PART

WHEREAS the Optionor is the beneficial owner of the Afton Claim Group (approximately 3000 acres) located in the Kamloops Mining Division, British Columbia NTS 921/10E as more filly described in Schedule "A" attached hereto (the "Optioned Property");

AND WHEREAS the Optionors have agreed to grant to the Optionee an irrevocable option to acquire from the Optionor a 100% undivided working interest in and to the Optioned Property on the terms and subject to the conditions hereafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties to the other, it is agreed as follows:

2

ARTICLE I

INTERPRETATION

1.1 - Article, Headings and Recitals

The Division of this Agreement into articles and paragraphs and the insertion of headings are for convenience of reference only and shall have no effect in the construction or interpretation of this Agreement.

1.2 - Entire Agreement

This Agreement and it Schedules constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all prior agreements and understandings between them with respect thereto. Except for implied covenants of good faith and fair dealing, there are no covenants, representations, warranties, terms, conditions, understandings, or collateral agreements expressed implied or statutory between the parties other than as may be expressly set forth in this Agreement.

1.3 - Amendments

No modification or amendment to this Agreement shall be valid or binding unless made in writing and duly executed by the respective parties.

1.4 - Waiver

No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purported to have given same and unless otherwise provided in the written waiver, shall be limited to the specific breach waived. The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy in respect to any breach hereof shall not constitute a waiver of any provision of this Agreement nor limit the party’s rights thereafter to enforce any other provision of this Agreement or exercise any of its other rights.

1.5 - Enurement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

1.6 - Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable herein.

1.7 - Genders

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

1.8 - Time

Time is of the essence in this Agreement

1.9 - Assignment of Interest in Option

Any party may at any time dispose of all or any part of its interest in the Optioned Property and in this Agreement to any third party (the "Assignee") provided that the Assignee shall, prior to and as a condition precedent to such disposition, deliver to the non-assigning party its covenant with and to the non-assigning party that:

(a) - to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this Agreement as if it had been an original party hereto; and

(b) - it will subject to any further disposition of the interest acquired to the restrictions contained in this paragraph,

and further provided that the non-assigning party must give its prior written consent to the assignment, such consent not to be unreasonably withheld.

ARTICLE 2

REPRESENTATION AND WARRANTIES

2.1 - The Optionee’s Representation and Warranties

(a) - it is a company duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b) - it has the full power and authority to carry on its business and, subject to regulatory approval, to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) - subject to regulatory approval, it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject nor will it contravene any applicable laws; and

(d) - it is not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading.

2.2 - The Optionors’ Representations and Warranties

The Optionors represent and warrant to the Optionee that:

(a) - the Optionors are duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b) - the Optionors have the fill power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) - The Optionors have duly obtained corporate authorization for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;.

(d) - the Optionors are the beneficial owner of the Optioned Property and that the Optioned Property is to the best of the Optionors’ knowledge free and clear of all liens, charges and encumbrances and is not subject to any claim, right or interest of any other person save and except for the Royalty (10% Net Profit Royalty in favor of the Optionors);

(e) - to the best of the Optionors’ knowledge, the claims have been duly and properly staked and recorded in accordance;

(f) - to the best of the Optionors’ knowledge there is no adverse claim or challenge against or to the ownership of or entitlement to the Optioned Property and there is no known basis for any such claim or challenge, and there are no outstanding agreements or options to acquire or purchase the Optioned Property or any portion thereof or interest therein and no party presently has any royalty or other interest whatsoever in production or profits therefrom, except for the Royalty;

(g) - the Optionors are not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading; and

(h) - there are no actions, suits or proceedings pending or threatened against or adversely affecting or which could adversely affect the Optioned Property or before or by any federal, provincial, municipal or other government court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any judgement or liability against the Optioned Property.

2.3 - Representations, Warranties and Conditions

The representations and warranties contained in this Article are conditions on which the parties have relied in entering into this Agreement and are to be construed as both conditions and warranties and shall regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties survive the acquisition of an interest in the Optioned Property by the Optionee or by the termination of this Agreement. Each of the parties will indemnify and save the other harmless for all losses, liabilities, damage, costs including legal fees, expenses, actions and suites arising out of or in connection with any breach of any representation or warranty made or given by it in this Agreement.

ARTICLE 3

OPTION

3.1 - Grant of Option

In consideration of the Optionee making the Option Payments and Expenditures referred to in paragraph 3.2(a) and subject to the provisions of this Agreement, the Optionors hereby grants to the Optionee during the Option Period the exclusive and irrevocable right and option to acquire an undivided 100% interest in and to the Optioned Property from the Optionors free and clear of all liens, charges, encumbrances, claims, rights or interest a save and except for the Royalty.

3.2 - Option Payments and Exploration Expenditures

(a) - The Total Purchase Price and consideration for a undivided 100% working interest in Option Property is as follows:

1. - 2,000,000 common shares in the capital of DRC Resources Corporation and

$6,500,000 in exploration expenditures and mine development costs to earn an undivided 100% interest in the Afton Claim Group, subject to 10% of Net Profit Royalty to the Optionors;

2. - by 2009 the Optionee must have placed the property into production at a minimum mill throughput of 500 tons per day. If the property is not in production by December 31, 2009, the property reverts back to the Optionors with no retained interest for the optionee and free and clear of encumbrances.

(b) - The Optionee shall pay to the Optionors, or as it may in writing direct the following Option Payments and make the following Expenditures (Work Commitment) in the amounts and not later that the dates set out hereunder in the Schedule of Payments and Exploration Expenditures:

Schedule of Option Payments and Exploration Expenditures
Due	Option Payment	Exploration Expenditure
On Effective Date
Year 1 (2000)	1,000,000shares	$ 400,000
Year 2 (2001	200,000 shares	$ 600,000
Year 3 (2002)	200,000 shares	$1,000,000
Year 4 (2003)	200,000 shares	$1,000,000
Year 5 (2004)	200,000 shares	$1,000,000
Year 6 (2005)	200,000 shares	$1,000,000
Year 7 (2006)		$ 500,000
Year 8 (2007)		$ 500,000
Year 9 (2008)		$ 500,000
Year 10 (2009)	Production Commencement
TOTALS	2,000,000 shares	$6,500,000

* All Option Payments are due to be paid in fill on the Effective Date initially and on or before the anniversary of the Effective Date for all future years unless agreed upon by both parties.

** All share issuances are subject to regulatory approval.

The Expenditures shall be expended by the Optionee on Exploration on the Optioned Property. The Optionee hereby designates and appoints the Optionors as operator of all exploration of the Optioned Property during the Option Period.

The Optionors as Operator will establish initial and future programs and budgets for the exploration and development of the Optioned Property which program and budget shall provide for the Expenditure of up to $6,500,000.

The Optionee is obligated to make the Option Payments due on the Effective Date. It is understood and agreed, however, that, except as provided above, all subsequent or other Option Payments shall be paid by the Optionee and any failure to make such payments within the time limit set forth herein shall result in the termination of this Agreement pursuant to Clause 3.4 and shall not give rise to any claim for damages, specific performance or otherwise by the Optionee against the Optionors. Upon having made Option Payments totalling 2,000,000 common shares of DRC Resources Corporation to the Optionors and expenditures of $6,500,000 by the Optionee, the Optionors shall deliver to the Optionee a Notice certifying the date upon which the optionee has earned an undivided 100% interest in the Optioned Property.

3.3 - Rights and Obligations of Optionors during Option Period

The Optionors shall have the following duties and obligations during the Option Period;

(a) - the Optionors shall be the Operators of the Optioned Property during the Option Period and expend the Expenditures on Work Commitment on the Optioned Property in accordance with programs and budgets established by the Optionors;

(b) - to file all necessary reports of assessment work as required under the Act to keep the Optioned Property in good standing free of liens, charges and encumbrances, to apply all exploration work for assessment credit; and

(c) - to deliver to the Optionee, within ninety (90) days following each anniversary of the Payment Date, a Report of the Expenditures incurred and exploration work carried out on the Optioned Property during the preceding year on behalf of the Optionee and the results thereof, including results of all assays from any samples taken therefrom together with reports showing the location from which the samples were taken, the types of samples and the location of all holes drilled.

3.4 - Termination of Option

(a) - The Option shall terminate on the earlier of the following:

(i) - the date the Optionee earns its undivided 100% interest in the Optioned Property pursuant to paragraph 3.2(a) and (b).

(ii) - any date referred to in paragraph 3.2(a) and (b) on or before which the Optionee is to make an Option Payment to the Optionors or an Expenditure on the Optioned Property if such Expenditure for Work Commitment has not been made on or before such date;

(iii) - thirty (30) days after the Optionee shall have delivered to the Optionors notice of its intention to terminate the Option; or

(b) - If either party breaches any of the provisions of this Agreement, other than the obligations by the Optionee to make the Option Payments and Expenditures, the party in breach shall be notified of such breach in writing and the party in breach shall have fifteen (15) days to remedy the breach failing which the party not in breach shall have such remedies as are available at law and pursuant to this Agreement.

ARTICLE 4

MISCELLANEOUS

4.1 - Notice

(a) - Any notice required or permitted to be given by either party to any other herein shall be in writing and shall be well and sufficiently given if, (i) delivered personally; or (ii) sent by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to the Optionors at:

Westridge Enterprises Ltd.

2144 Elkhorn Avenue

Coquitlam, British Columbia

V3K 1X7

AND

Indo-Gold Development Ltd.

11345-86th Avenue

Delta, British Columbia

V4C 2X1

If to the Optionee at:

Suite 601-595 Howe Street

Vancouver, British Columbia

V6C 2T5

(b) - Any party to this Agreement may change its address for the purpose of receiving notices or advice hereunder by furnishing written notice thereof to the other party in compliance with subsection 4.1(a).

4.2 - Further Assurances

Each of the parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or advisable to implement and carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

Per:_"John H. Kruzick"

John H. Kruzick, President

WESTRIDGE ENTERPRISES LTD.

Per: "John H. Kruzick"

John H. Kruzick, President

INDO-GOLD DEVELOPMENT LTD.

Per: "John Ball"

John Ball, President

SCHEDULE "A"

To the Option Agreement dated November 10, 1999

Between Westridge Enterprises Ltd. and Indo-Gold Development Ltd. (the Optionors) and

DRC Resources Corporation (the "Optionee")

THE OPTIONED PROPERTY

Property Description

The Afion Claim Python property, is located within the Kamloops city limits, approximately 10 km south-west of the city center. The claims are found within the N.T.S. 921/IOE mapsheet, at latitude 500 39’N and longitude 120 degrees 31 'W.

The property consists of four 4-post mineral claims and seven 2 post claims (50 units). The claims have been placed into one mineral claim group which consists of the following:

AFTON CLAIM GROUP (50 units)
Claim Name	Record Number	Record Date
Afton 1	372023	September 22, 1999
Afton 2	372024	September 23, 1999
Afton 3	372025	September 22, 1999
Afton 4	372026	September 24, 1999
Afton 5	372641	October 3, 1999
Afton 6	372642	October 3, 1999
Afton 7	372643	October 3, 1999
Afton 8	372644	October 3, 1999
Afton 9	372645	October 3, 1999
Afton 10	372646	October 3, 1999
Afton 11	372647	October 3, 1999

WESTRIIDGE ENTERPRISES LTD.

Per: "John H. Kruzick"

John Kruzick, President

DRC RESOURCES CORPORATION

Per: "John H. Kruzick"

John Kruzick, President

INDO-GOLD DEVLOPMENT LTD.

Per: "John Ball"

John Ball, President

ADDENDUM TO OPTION TO PURCHASE AGREEMENT

DATED NOVEMBER 10, 1999

BETWEEN:

WESTRIDGE ENTERPRISES LTD.

a corporation pursuant to the laws of British Columbia,

and

INDOGOLD DEVELOPMENT LTD

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionors")

OF THE FIRST PART

and

DRC RESOURCES CORPORATION.,

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OF THE SECOND PART

UPON the Optionee earning 100% interest in the Afton Claim Group under the terms and conditions set out in Article 3.2 of the Option to Purchase agreement dated November 10, 1999, the Optionors shall immediately execute and record a Bill of Sale transferring 100% undivided interest in the Afton Claim Group to the Optionee.

IN WITNESS WHEREOF the parties hereto have executed this Addendum as of March 28, 2000

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

Per: "John H. Kruzick"

John H. Kruzick, President

WESTRIDGE ENTERPRISES LTD.

Per: "John H. Kruzick"

John H. Kruzick, President

INDOGOLD DEVELOPMENT LTD.

Per: "John Ball"

Per: "John Ball"

John Ball, President

AMENDMENT NO. 1

TO

OPTION TO PURCHASE AGREEMENT

WHEREAS the parties to that certain Option to Purchase Agreement ("the Agreement") made between Westridge Enterprises Ltd. and Indo-Gold Developments Ltd. (as Optionors) and DRC Resources Corporation (as Optionee) wish to clarify the Agreement by providing a definition of the net profits Royalty payable to the Optionors;

THEREFORE IN CONSIDERATION OF THE PAYMENT OF $10 EACH TO THE OTHER (the receipt and sufficiency of which is hereby acknowledged) THE UNDERSIGNED HEREBY AGREE THAT, effective the 24th day of July 2000, the

Agreement is amended by:

1. - adding after the word "Optionors" and before the bracket ")" in the fourth line of section 2.2 (d) the words "as defined in Schedule "B" hereto"; and

2 - attaching to the Agreement the form of Schedule "B" hereto attached and so described.

IN WITNESS WHEREOF the parties have executed this Amendment No. 1 to have effect the day and year first above written.

DRC RESOURCES CORPORATION

Per: "John H. Kruzick"

____________________
John H. Kruzick, President

WESTRIDGE ENTERPRISES LTD.

Per: "John H. Kruzick"

____________________
John H. Kruzick, President

INDO-GOLD DEVELOPMENT LTD.

Per: " John C. Ball"

________________________
John C. Ball, President

SCHEDULE "B"

DEFINITION OF NET PROFITS ROYALTY INTEREST

For purposes of determining the net profit Royalty interest ("NPI") payable to the Optionors pursuant to the Option to Purchase Agreement dated November 10, 1999 between Westridge Enterprises Ltd. and Indo-Gold Developments Ltd. (as Optionors) and DRC Resources Corporation (as Optionee) to which this Schedule is attached the following shall apply:

The Optionee (and its assigns and any operator of the Optioned Property appointed by it) shall forthwith establish an account ("the NPI Account") to which it shall debit:

1. - Preproduction Expenditures;

2. - Working Capital;

3. - Operating Losses

4. - Post Production Capital Expenditures;

5. - Interest Charges;

6. - Reserve Charges; and

7. - any governmental or other charge or levy in the nature of a severance tax or royalties payable on production.

The Optionee shall apply Net Profits first to reduce the amounts debited to the NPI Account. While there is any debit balance in the NPI Account, the Optionee shall retain all Net Profits. Whenever the NPI Account shows no debit balance, 10% of Net Profits shall be distributed to the NPI holders as their respective interests therein then appear.

The Optionee shall debit or credit the NPI Account, as applicable, on a monthly basis and make distribution of Net Profits on an interim basis within twenty (20) days of the end of each month. A final settlement of the distribution of Net Profits shall be made within 90 days of the end of each calendar year. The Optionee shall be entitled to deduct any overpayment of Net Profits as revealed in the annual calculation for purposes of the final settlement from future payments due to the NPI holders. Any underpayment shall be paid forthwith.

As used in this Schedule and the Option to Purchase Agreement ("the Agreement") to which this is Schedule "B" terms used shall have the following meanings:

NPI Account

The "NPI Account" means an account to be established by the Optionee for purposes of calculating the amount of the NPI holders’ NPI.

Preproduction Expenditures

"Preproduction Expenditures" means all money spent on the Property after September 22, 1999 but prior to the commencement of Commercial Production. Without limiting the generality of the foregoing, Preproduction Expenditures include all money spent exploring, developing and equipping the Optioned Property for production, completing feasibility studies, maintaining the Optioned Property in good standing, constructing all facilities necessary to commence commercial operations on the Property, constructing or acquiring infrastructure or facilities off the Property but required for commercial operations and otherwise related to the achievement of commercial operations. The Optionee shall be entitled to include as a Preproduction Expenditure a charge for management and administration an amount equal to 10% of all other Preproduction Expenditures.

Working Capital

"Working Capital" means that sum equal to cash operating costs incurred, or to be incurred, to maintain operations on the Optioned Property for a period of three months at all times.

Operating Losses

"Operating Losses" means, in any month after the commencement of Commercial Production, the amount by which Operating Costs exceed Revenue.

Operating Costs

"Operating Costs" means all costs of commercial operations categorized as operating costs by application of generally accepted accounting principles and practices including all taxes, royalties and other levies, but excluding federal and provincial corporate income taxes and any charges for depreciation, depletion or amortization. Operating Costs shall also include a reasonable charge by the Optionee for administration and management not to exceeding 5% of all other Operating Costs. The determination of whether or not a cost is properly categorized as an Operating Cost shall be made by the Optionee’s auditors if the parties cannot otherwise agree.

Revenue

"Revenue" means the amount of money received by the Optionee for the sale of product and any assets of or related to the Optioned Property, the cost of which has been previously charged to the NPI Account.

Post Production Capital Expenditures

"Post Production Capital Expenditures" means all expenditures made after the commencement of Commercial Production to acquire assets having a useful life of more than one year or on development or expansion of a mine on the Optioned Property the cost of which would be charged on a unit of production basis in accordance with generally accepted accounting practice. The categorization of an expenditure as a Post Production Capital Expenditure shall be made by the Optionee’ s auditors if the parties cannot otherwise agree.

Interest Charges

"Interest Charges" means the amount of interest and related charges paid to obtain and service production financing for any mine and related facilities on or off the Optioned Property. Interest calculations shall be made on a calendar monthly basis.

Reserve Charges

"Reserve Charges" means an amount to be established by estimating the cost of rehabilitation and restoration which will have to be spent after commercial operations on the Optioned Property have terminated and charging a portion of that cost monthly to the NPI Account over a reasonable period commencing no sooner than five years prior to the estimated termination of commercial operations.

Net Profits

Net Profits means, in any month after the commencement of Commercial Production the amount by which Revenue exceeds Operating Costs.

Commercial Production

"Commercial Production" means achieving the rate of throughput described in section 3.2 (a) 2 of the Option to Purchase Agreement.

Records, Access, Audit

The Optionee shall annually within 90 days after each calendar year-end provide the NPI holders a statement of the NPI Account and, if applicable, a statement of Net Profits certified by the Optionee’ s auditors. The Optionee will at all times maintain accurate records of operations which shall be made available for inspection by the NPI holders and their duly appointed agents on reasonable notice in order that the NPI holders may verify the correctness of any entries in the NPI Account or in the determination of Net Profits. The Optionee shall utilize methods for weighing and sampling of ore and concentrate which are generally accepted within the industry. In the event the NPI holders disagree with any statement produced by the Optionee or its auditors, an NPI holder may commission its/his/her own independent audit and, if such independent audit discloses any variance from the statements produced by the Optionee which is greater than 2% and adverse to the NPI holder, the cost of such audit shall be paid by the Optionee, otherwise by the NPI holder(s) which commissioned the independent audit.

ADDENDUM TO OPTION TO PURCHASE AGREEMENT

DATED NOVEMBER 10, 1999

BETWEEN:

WESTRIDGE ENTERPRISES LTD.

a corporation pursuant to the laws of British Columbia,

and

INDO-GOLD DEVELOPMENT LTD.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Options")

OF THE FIRST PART

and

DRC RESOURCES CORPORATION.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OF THE SECOND PART

The following is the written amendment to Section 3.2 — Option Payments and Exploration

Expenditures, in compliance with Section 1.3 Amendments of the Option to Purchase

Agreement dated November 10, 1999 between Westridge Enterprises Ltd, Indo-Gold

Development Ltd. and DRC Resources Corporation.

Section 3.2 is amended by:

1. - Deleting Section 3.2(a)2,

2. - Deleting the following line from Section 3.2(b):

"Year 10 (2009) - Production Commencement"

The new Section 3.2 reads as follows:

"3.2 - Option Payments and Exploration Expenditures

(a) - The Total Purchase Price and consideration for a undivided 100% working interest in Option Property is as follows:

2,000,000 common shares in the capital of DRC Resources Corporation and $6,500,000 in exploration expenditures and mine development costs to earn an undivided 100% interest in the Afton Claim Group, subject to 10% of Net Profit Royalty to the Optionors;

(b) - The Optionee shall pay to the Optionors, or as it may in writing direct the following Option Payments and make the following Expenditures (Work Commitment) in the amounts and not later that the dates set out hereunder in the Schedule of Payments and Exploration Expenditures:

Schedule of Option Payments and Exploration Expenditures
Due	Option Payment	Exploration Expenditure
On Effective Date	1,000,000 shares
Tear 1 (2000)	200,000 shares	$ 400,000
Year 2 (2001)	200,000 shares	$ 600,000
Year 3 (2002)	200,000 shares	$ 1,000,000
Year 4 (2003)	200,000 shares	$ 1,000,000
Year 5 (2004)	200,000 shares	$ 1,000,000
Year 6 (2005)	200,000 shares	$ 1,000,000
Year 7 (2006)		$ 500,000
Year 8 (2007)		$ 500,000
Year 9 (2008)		$ 500,000
TOTALS	2,000,000 shares	$ 6,500,000

* - All Option Payments are due to be paid in full on the Effective Date initially and on or before the anniversary of the Effective Date for all future years unless agreed upon by both parties.

** - All share issuances are subject to regulatory approval.

The Expenditures shall be expended by the Optionee on Exploration on the Optioned Property. The Optionee hereby designates and appoints the Optionors as operator of all exploration of the Optioned Property during the Option Period.

The Optionors as Operator will establish initial and future programs and budgets for the exploration and development of the Optioned Property which program and budget shall provide for the Expenditure of up to $6,500,000. Upon expenditure of $6,500,000 by the Optionee, the Optionee shall have earned the right to an undivided 100% working interest to the property.

The Optionee is obligated to make the Option Payments due on the Effective Date. It is understood and agreed, however, that, except as provided above, all subsequent or other Option Payments shall be paid by the Optionee and any failure to make such payments within the time limit set forth herein shall result in the termination of this Agreement pursuant to Clause 3.4 and shall not give rise to any claim for damages, specific performance or otherwise by the Optionee against the Optionors. Upon having made Option Payments totalling 2,000,000 common shares of DRC Resources Corporation to the Optionors, the Optionors shall deliver to the Optionee a Notice certifying the date upon which the option to acquire a 100% interest in the Optioned Property."

THE PARTIES HERETO agree to the above amendment as written and have executed this Addendum as of June 6th, 2002.

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

Per: "John H. Kruzick"

John H. Kruzick, President

WEST DGE ENTERPRISES LTD.

Per: "John H. Kruzick"

John H. Kruzick, President

INDO-GOLD DEVELOPMENT LTD.

Per: "John Ball"

John Ball, President

ADDENDUM TO OPTION TO PURCHASE AGREEMENT

DATED NOVEMBER 10, 1999.

BETWEEN:

WESTRIDGE ENTERPRISES LTD.

a corporation pursuant to the laws of British Columbia,

and

INDO-GOLD DEVELOPMENT LTD.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OF THE FIRST PART

DRC RESOURCES CORPORATION.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OF THE SECOND PART

The following is the written amendment to Section 3.3 - Rights and Obligations of Optioners during Option Period, in compliance with Section 1.3 — Amendments of the Option to Purchase Agreement dated Novembcr 10, 1999 between Westridge Enterprises Ltd, Indo-Gold Development Ltd. and DRC Resources Corporation.

Section 3.3 is amended by:

1: Changing the heading for Section 3.3, the new heading will read as follows:

"Rights and Obligations of Optionees during Option Period"

2: In the first line of Section 3.3 the word "Optionors" should be deleted and replaced with the word "Optionee", the new sentence will read as follows:

"The Qptionee shall have the following duties and obligations during the Option Period"

3: Section 3.3(a) be deleted;

4: In Section 3.3(c) the word "Optionee" should be deleted end the replaced with the word "Optionors", the new Section 3.3(c) will read as follows:

"to deliver to the Optionor, within ninety (90) days following each anniversary of the Payment Date, a report of the Expenditures incurred and exploration work carried out on the Optioned Property during the preceding year end the results thereof; including results of all assays from any samples taken therefrom together with reports showing the location from which the samples were taken, the types of samples and the location of all holes drilled."

THE PARTIES HERETO agree to the above amendment as written and have executed this Addendum as of June 26th, 2002.

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

Per: "John H. Kruzick"

John H. Kruzick, President

WESTRIDGE ENTERPRISES LTD.

Per: "John H. Kruzick"

John H. Kruzick, President

INDO-GOLD DEVELOPMENT LTD.

Per: "John Ball"

John Ball, President

OPTION TO PURCHASE AGREEMENT

DATED JUNE 27, 2002

BETWEEN:

WESTRIDGE ENTERPRISES LTD.

a corporation pursuant to the laws of British Columbia,

(Hereinafter referred to as the "Optionor")

OF THE FIRST PART

and

DRC RESOURCES CORPORATION.

a corporation pursuant to the laws of British Columbia,

(Hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS the Optionor has the beneficial right under the Option to Purchase Agreement dated November 10, 1999 between DRC Resources Corporation, Westridge Enterprises Ltd. and IndoGold Development Ltd. to obtain a Net Profit Royalty equal to 5% (50% of 10%) of the Net Profits from the Afton Claim Group (approximately 3000 acres) located in the Kamloops Mining Division, British Columbia;

AND WHEREAS the Optionor has agreed to grant to the Optionee an irrevocable option to acquire from the Optionor the 5% Net Profit Royalty Interest in the Afton Claim Group on the terms and subject to the conditions hereafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payment of $10.00 (the receipt hereby acknowledged) and of the covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by each of the parties to the other, it is agreed as follows:

ARTICLE 1

INTERPRETATION

1.1 - Article, Headings and Recitals

The Division of this Agreement into articles and paragraphs and the insertion of headings are for convenience of reference only and shall have no effect in the construction or interpretation of this Agreement.

1.2 - Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the 5% Net Profit Royalty hereof and cancels and supersedes all prior agreements and understandings between them with respect thereto. Except for implied covenants of good faith and fair dealing, there are no covenants, representations, warranties, terms, conditions, understandings, or collateral agreements expressed implied or statutory between the parties other than as may be expressly set forth in this Agreement.

1.3 - Amendments

No modification or amendment to this Agreement shall be valid or binding unless made in writing and duly executed by the respective parties.

1.4 - Waiver

No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purported to have given same and unless otherwise provided in the written waiver, shall be limited to the specific breach waived. The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy in respect to any breach hereof shall not constitute a waiver of any provision of this Agreement nor limit the party’s rights thereafter to enforce any other provision of this Agreement or exercise any of its other rights.

1.5 - Enurement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

1.6 - Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable herein.

1.7 - Genders

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

1.8 - Assignment of Interest in Option

Any party may at any time dispose of all or any part of its interest described in this Agreement to any third party (the "Assignee") provided that the Assignee shall, prior to and as a condition precedent to such disposition, deliver to the non-assigning party its covenant with and to the non-assigning party that:

(a) - to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this Agreement as if it had been an original party hereto; and

(b) - it will subject to any further disposition of the interest acquired to the restrictions contained in this paragraph,

and further provided that the non-assigning party must give its prior written consent to the assignment, such consent not to be unreasonably withheld.

ARTICLE 2

REPRESENTATION AND WARRANTIES

2.1 - The Optionee’s Representation and Warranties

(a) - it is a company duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b) - it has the full power and authority to carry on its business and, subject to regulatory approval, to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) - subject to regulatory approval, it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject nor will it contravene any applicable laws; and

(d) - it is not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading.

2.2 - The Optionor’ Representations and Warranties

(a) - the Optionor are duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b) - the Optionor has the full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) - The Optionor has duly obtained corporate authorization for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;.

(d) - the Optionor is the beneficial owner of the 5% Net Profit Royalty Interest in the Afton Claim Group and that the Optioned 5% Net Profit Royalty Interest in the Afton Claim Group is to the best of the Optionor’ s knowledge free and clear of all liens, charges and encumbrances and is not subject to any claim, right or interest of any other person.

(e) - to the best of the Optionor’ s knowledge there is no adverse claim or challenge against or to the 5% Net Profit Royalty Interest in the Afton Claim Group and there is no known basis for any such claim or challenge, and there are no outstanding agreements or options to acquire or purchase the 5% Net Profit Royalty Interest in the Afton Claim Group or any portion thereof or interest therein;

(f) - the Optionor is not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading; and

(g) - there are no actions, suits or proceedings pending or threatened against or adversely affecting or which could adversely affect the 5% Net Profit Royalty Interest in the Afton Claim Group Interest in the Afton Claim Group or before or by any federal, provincial, municipal or other government court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any judgment or liability against the 5% Net Profit Royalty Interest in the Afton Claim Group Interest in the Afton Claim Group.

2.3 - Representations, Warranties and Conditions

The representations and warranties contained in this Article are conditions on which the parties have relied in entering into this Agreement and are to be construed as both conditions and warranties and shall regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties survive the acquisition of an interest in the Optioned Property by the Optionee or by the termination of this Agreement. Each of the parties will indemnify and save the other harmless for all losses, liabilities, damage, costs including legal fees, expenses, actions and suites arising out of or in connection with any breach of any representation or warranty made or given by it in this Agreement.

ARTICLE 3

OPTION

3.1 - Grant of Option

The Optionor hereby grants to the Optionee during the Option Period the exclusive and irrevocable right and option to acquire an undivided 100% interest in and to the 5% Net Profit Royalty Interest in the Afton Claim Group from the Optionor free and clear of all liens, charges, encumbrances, claims, rights or interest, and such option being execisable any time until 5:00 PM December 1, 2010.

3.2 - Option Price

In order to exercise the option, the Optionee must pay to the Optionor $1,000,000 in cash and/or in common shares in the capital of DRC Resources Corporation at the time of exercise of the option to acquire a 100% interest in and to the 5% Net Profit Royalty Interest in the Afton Claim Group.

3.3 - Termination of Option

If either party breaches any of the provisions of this Agreement, other than the obligations by the party in breach shall be notified of such breach in writing and the party in breach shall have fifteen (15) days to remedy the breach failing which the party not in breach shall have such remedies as are available at law and pursuant to this Agreement.

ARTICLE 4

MISCELLANEOUS

4.1 - Notice

(a) - Any notice required or permitted to be given by either party to any other herein shall be in writing and shall be well and sufficiently given if, (i) delivered personally; or (ii) sent by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to the Optionor at:

Westridge Enterprises Ltd.

2144 Elkhorn Avenue

Coquitlam, British Columbia

V3K 1X7

If to the Optionee at:

DRC Resources Corporation

Suite 601-595 Howe Street

Vancouver, British Columbia

V6C 2T5

(b) - Any party to this Agreement may change its address for the purpose of receiving notices or advice hereunder by furnishing written notice thereof to the other party in compliance with subsection 4.1(a).

4.2 - Further Assurances

Each of the parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or advisable to implement and carry out the intent and purposes of this Agreement.

THE PARTIES HERETO agree to the above amendment as written and have executed this Addendum as of June 27th, 2002.

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

OPTION TO PURCHASE AGREEMENT

DATED JUNE 27, 2002

BETWEEN:

INDO-GOLD DEVELOPMENT LTD.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

and

DRC RESOURCES CORPORATION.

a corporation pursuant to the laws of British Columbia,

(hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS the Optionor has the beneficial right under the Option to Purchase Agreeement dated November 10, 1999 between DRC Resources Corporation, Westridge Enterprises Ltd. and IndoGold Development Ltd. to obtain a Net Profit Royalty equal to 5% (50% of 10%) of the Net Profits from the Afton Claim Group (approximately 3000 acres) located in the Kamloops Mining Division, British Columbia;

AND WHEREAS the Optionor has agreed to grant to the Optionee an irrevocable option to acquire from the Optionor the 5% Net Profit Royalty Interest in the Afton Claim Group on the terms and subject to the conditions hereafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by each of the parties to the other, it is agreed as follows:

ARTICLE 1

INTERPRETATION

1.1 - Article, Headings and Recitals

The Division of this Agreement into articles and paragraphs and the insertion of headings are for convenience of reference only and shall have no effect in the construction or interpretation of this Agreement.

1.2 - Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the 5% Net Profit Royalty hereof and cancels and supersedes all prior agreements and understandings between them with respect thereto. Except for implied covenants of good faith and fair dealing, there are no covenants, representations, warranties, terms, conditions, understandings, or collateral agreements expressed implied or statutory between the parties other than as may be expressly set forth in this Agreement.

1.3 - Amendments

No modification or amendment to this Agreement shall be valid or binding unless made in writing and duly executed by the respective parties.

1.4 - Waiver

No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purported to have given same and unless otherwise provided in the written waiver, shall be limited to the specific breach waived. The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy in respect to any breach hereof shall not constitute a waiver of any provision of this Agreement nor limit the party's rights thereafter to enforce any other provision of this Agreement or exercise any of its other rights.

1.5 - Enurement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

1.6 - Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable herein.

1.7 - Genders

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

1.8 - Assignment of Interest in Option

Any party may at any time dispose of all or any part of its interest described in this Agreement to any third party (the "Assignee") provided that the Assignee shall, prior to and as a condition precedent to such disposition, deliver to the non-assigning party its covenant with and to the non-assigning party that:

(a) - to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this Agreement as if it had been an original party hereto; and

(b) - it will subject to any further disposition of the interest acquired to the restrictions contained in this paragraph,

and further provided that the non-assigning party must give its prior written consent to the assignment, such consent not to be unreasonably withheld.

ARTICLE 2

REPRESENTATION AND WARRANTIES

2.1 - The Optionee's Representation and Warranties

(a) - it is a company duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b) - it has the full power and authority to carry on its business and, subject to regulatory approval, to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) - subject to regulatory approval, it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject nor will it contravene any applicable laws; and

(d) - it is not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading.

2. - The Optionor' Representations and Warranties

The Optionor represent and warrant to the Optionee that:

(a) - the Optionor are duly incorporated, organized and validly subsisting under the laws of the Province of British Columbia;

(b - the Optionor has the full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c) The Optionor has duly obtained corporate authorization for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenant or agreement or constitute a default under or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;.

(d) the Optionor is the beneficial owner of the 5% Net Profit Royalty Interest in the Afton Claim Group and that the Optioned 5% Net Profit Royalty Interest in the Afton Claim Group is to the best of the Optionor’s knowledge free and clear of all liens, charges and encumbrances and is not subject to any claim, right or interest of any other person.

(e) to the best of the Optionor’s knowledge there is no adverse claim or challenge against or to the 5% Net Profit Royalty Interest in the Afton Claim Group and there is no known basis for any such claim or challenge, and there are no outstanding agreements or options to acquire or purchase the 5% Net Profity Royalty Interest in the Afton Claim Group or any portion thereof or interest therein;

(f) the Optionor is not aware of any facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other party in order to prevent its own representations and warranties set out in this Article 2 from being materially misleading; and

(g) there are no actions, suits or proceedings pending or threatened against or adversely affecting or which could adversely affect the 5% Net Profit Royalty Interest in the Afton Claim Group Interest in the Afton Claim Group or before or by any federal, provincial, municipal or other government court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which might involve the possibility of any judgment or liability against the 5% Net Profit Royalty Interest in the Afton Claim Group Interest in the Afton Claim Group.

2.3 - Representations, Warranties and Conditions

The representations and warranties contained in this Article are conditions on which the parties have relied in entering into this Agreement and are to be construed as both conditions and warranties and shall regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties survive the acquisition of an interest in the Optioned Property by the Optionee or by the termination of this Agreement. Each of the parties will indemnify and save the other harmless for all losses, liabilities, damage, costs including legal fees, expenses, actions and suites arising out of or in connection with any breach of any representation or warranty made or given by it in this Agreement.

ARTICLE 3

OPTION

3.1 - Grant of Option

The Optionor hereby grants to the Optionee during the Option Period the exclusive and irrevocable right and option to acquire an undivided 100% interest in and to the 5% Net Profit Royalty Interest in the Afton Claim Group from the Optionor free and clear of all liens, charges, encumbrances, claims, rights or interest.

3.2 - Option Price

The Optionee must pay to the Optionor $1,000,000 in cash and/or in common shares in the capital of DRC Resources Corporation at the time of exercise of the option to acquire a 100% interest in and to the 5% Net Profit Royalty Interest in the Afton Claim Group.

3.3 - Termination of Option

If either party breaches any of the provisions of this Agreement, other than the obligations by the party in breach shall be notified of such breach in writing and the party in breach shall have fifteen (15) days to remedy the breach failing which the party not in breach shall have such remedies as are available at law and pursuant to this Agreement.

ARTICLE 4

MISCELLANEOUS

4.1 - Notice

(a) Any notice required or permitted to be given by either party to any other herein shall be in writing and shall be well and sufficiently given if, (i) delivered personally; or (ii) sent by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

(b) Any party to this Agreement may change its address for the purpose of receiving notices or advice hereunder by furnishing written notice thereof to the other party in compliance with subsection 4.1(a).

If to the Optionor at:

Indo-Gold Development Ltd.

11345-86th Avenue

Delta, British Columbia

V4C 2X1

If to the Optionee at:

DRC Resources Corporation

Suite 601-595 Howe Street

Vancouver, British Columbia

V6C 2T5

4.2 - Further Assurances

Each of the parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or advisable to implement and carry out the intent and purposes of this Agreement.

THE PARTIES HERETO agree to the above amendment as written and have executed this Addendum as of June 27th, 2002.

SIGNED, SEALED AND DELIVERED

DRC RESOURCES CORPORATION

Per:_"John H. Kruzick"

John H. Kruzick, President

INDO-GOLD DEVELOPMENT LTD.

Per: "John Ball"

John Ball, President